Exhibit 8.1

September 5, 2017

iStar Inc.

1114 Avenue of the Americas, 39th Floor

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to iStar Inc., a Maryland corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (together with any amendments thereto, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, as of the date hereof.  Except as otherwise indicated, capitalized terms used in this letter have the meanings ascribed to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined and, with your permission, relied on the following items:

1.              the Amended and Restated Charter of the Company;

2.              the Amended and Restated Bylaws of the Company;

3.              a certificate of representations (the “Certificate”), dated as of the date hereof, provided to us by the Company;

4.              the opinion of Morris, Manning & Martin, LLP (the “Morris Manning Opinion”), dated January 22, 2014, regarding the qualification of Landmark Apartment Trust of America, Inc. (“LATA”) as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2006 through the date of such opinion;

5.              the opinions of Hogan Lovells US LLP (the “Hogan Opinions”), dated July 24, 2014, October 24, 2014, January 24, 2015, April 24, 2015, July 24, 2015, October 23, 2015 and January 22, 2016 regarding the qualification of LATA as a REIT under the Code for its taxable year ended December 31, 2006 through the date of each such opinion;

6.              the Registration Statement; and

7.              such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures of each document are genuine, (iii) each party who executed such documents had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct, (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms and (vi) the Company at all times has been and will continue to be organized and operated in accordance with the method of operation described in its organizational documents, the Registration Statement and the Certificate.

For purposes of rendering the opinions stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate, and that each representation contained in the Certificate that is qualified as to the best of the knowledge or belief of the Company or any officer of the Company is accurate and complete without regard to such qualification.  These representations generally relate to the organization and operation of the Company and certain subsidiary REITs in which the Company has invested (the “Subsidiary REITs”) as REITs under the Code.  In rendering the opinion stated below, with your consent, we have also relied on, and assumed the accuracy of, and our opinion is therefore limited by, the Morris Manning Opinion and the Hogan Opinions with respect to the qualification of LATA as a REIT.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statement, we are of the opinion that:

(1)                                 commencing with its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s method of operation, as described in the Registration Statement and as set forth in the Certificate, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

(2)                                 the discussion set forth under the heading “Certain U.S. Federal Income Tax Consequences” in the Registration Statement, insofar as it purports to describe or summarize applicable U.S. federal income tax law or legal conclusions with respect thereto, is an accurate description or summary in all material respects.

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinion.  Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

Further, the opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above.  Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein.  Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the Company’s (and each Subsidiary REIT’s) ability to meet for each taxable year, through actual annual operating results, requirements under the Code regarding its gross income, assets, distributions and diversity of stock ownership.  We have not undertaken to review the Company’s (or its Subsidiary REIT’s) compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.  In addition, the opinions set forth above do not foreclose the possibility that the Company may have to pay an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter, the Certificate, the Morris Manning Opinion or the Hogan Opinions, and we note that the Company engages in transactions in connection with which we have not provided legal advice, and of which we may be unaware.

The opinions set forth herein are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter; (ii) as of the date hereof; and (iii) rendered by us at the request of the Company.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references therein to us.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP